Exhibit 10(a)
                 LONG TERM STOCK INCENTIVE PLAN

                               OF

                   ALUMINUM COMPANY OF AMERICA
              (Revised, Effective January 1, 1997)




                            ARTICLE I
                           DEFINITIONS

The following words as used herein shall have the following meanings unless the context otherwise requires.

PLAN means the Long Term Stock Incentive Plan of Aluminum Company of America, as amended from time to time, which is a continuation of the Employees' Stock Option Plan.

COMPANY means Aluminum Company of America.

SUBSIDIARY means any corporation in which the Company owns, directly or indirectly, stock possessing 50% or more of the total combined voting power of all classes of stock in such other corporation, and any corporation, partnership, joint venture or other business entity as to which the company possesses a direct or indirect ownership interest where either (a) such interest equals 50% or more or (b) the Company directly or indirectly has power to exercise management control.

BOARD means the Board of Directors of the Company and includes any duly authorized Committee when acting in lieu thereof.

EMPLOYEE means any employee of the Company or a Subsidiary.

AWARD means any stock option award granted or delivered under the Plan.

OPTIONEE means any person who has been granted a stock option under the Plan.

COMMITTEE means the Committee established under Section 1 of
Article V to administer the Plan.

COMPANY STOCK means common stock of the Company and such other stock and securities, described in Section 2 of Article IV, as shall be substituted therefor.

FAIR MARKET VALUE means, with respect to Company Stock, (1) the mean of the high and low sales prices of such stock (a) as reported on the composite tape (or other appropriate reporting vehicle as determined by the Committee) for a specified date or, if no such report of such price shall be available for such date, as reported for the New York Stock Exchange for such date or (b) if the New York Stock Exchange is closed on such date, the mean of the high and low sales prices of such stock as reported in accordance with (a) above for the next preceding day on which such stock was traded on the New York Stock Exchange, or (2) at the option of and as determined by the Committee, the average of the mean of the high and low sales prices of such stock as reported in accordance with (1) above for a period of up to ten consecutive business days.

OPTION PERIOD means the period of time provided pursuant to
Section 4 of Article III within which a stock option may be exercised, without regard to the limitations on exercise imposed pursuant to Section 5 of Article III.


                           ARTICLE II
                          PARTICIPATION

SECTION 1. Purpose. The purposes of the Plan are to motivate key employees, to permit them to share in the long-term growth and financial success of the Company and its Subsidiaries while giving them an increased incentive to promote the well-being of those companies, and to link the interests of key employees to the long-term interests of the Company's shareholders.

SECTION 2. Eligibility. Employees who, in the sole opinion of the Committee, play a key role in the management, operation, growth or protection of some part or all of the business of the Company and its Subsidiaries (including officers and employees who are members of the Board) shall be eligible to be granted Awards under the Plan. The Committee shall select from time to time the Employees to whom Awards shall be granted. No Employee shall have any right whatsoever to receive any Award unless selected therefor by the Committee.

SECTION 3. Limitation on Optioned Shares. In no event may any stock option be granted to any Employee who owns stock possessing more than five percent of the total combined voting power or value of all classes of stock of the Company. The maximum number of shares subject to options awarded to any one individual in any calendar year may not exceed one million shares.

SECTION 4. No Employment Rights. The Plan shall not be construed as conferring any rights upon any person for a continuation of employment, nor shall it interfere with the rights of the Company or any Subsidiary to terminate the employment of any person and/or take any personnel action affecting such person without regard to the effect which such action might have upon such person as an Optionee or prospective
Optionee.


                           ARTICLE III
                        TERMS OF OPTIONS

SECTION 1. General. The Committee from time to time shall select the Employees to whom stock options shall be granted, the type of stock options and the number of shares of Company Stock to be included in each such option. Each option granted under the Plan shall be subject to the terms and conditions required by this Article III, and such other terms and conditions not inconsistent therewith as the Committee may deem appropriate in each case.

SECTION 2. Option Price. The price at which each share of Company Stock covered by an option may be purchased shall be determined by the Committee. In no event shall such price be less than one hundred percent of the Fair Market Value of Company Stock either on the date the option is granted or over a period of up to ten business days as specified by the Committee. The option price of each share purchased pursuant to an option shall be paid in full at the time of such purchase. The purchase price of an option shall be paid in cash, provided however that, to the extent permitted by and subject to any limitations contained in any stock option agreement or in rules adopted by the Committee, such option purchase price may be paid by the delivery to the Company of shares of Company Stock having an aggregate Fair Market Value on the date of exercise which, together with any cash payment by the Optionee, equals or exceeds such option purchase price. The Committee shall determine whether and if so the extent to which actual delivery of share certificates to the Company shall be required. The foregoing provisions relating to the delivery of Company Stock in lieu of payment of cash upon exercise of an option apply to all outstanding options.

SECTION 3. Types of Options. The Committee shall have the authority, in its sole discretion, to grant to Employees from time to time non-qualified stock options and such other types of options as are permitted by law or the provisions of the Plan.

SECTION 4. Period for Exercise. The Committee shall determine the period or periods of time within which the option may be exercised by the Optionee, in whole or in part, provided that the Option Period shall not exceed ten years from the date the option is granted.

SECTION 5.  Special Limitations.  Notwithstanding the Option
Period provided in Section 4 of this Article III, a stock option
(other than a reload stock option) shall not be exercisable until one year after the date the option is granted.

SECTION 6.  Termination of Employment.

     (a)  Subject to the provisions of Section 4 and 5 of this
Article III, the Committee shall specify in administrative rules or otherwise, the rules that shall apply to stock options with respect to the exercise of any stock options upon termination of the Optionee's employment.

     (b) Following the Optionee's death, the option may be exercised by the Optionee's legal representative or representatives, or by the person or persons entitled to do so under the Optionee's last will and testament, or, if the Optionee shall fail to make testamentary disposition of the option or shall die intestate, by the person or persons entitled to receive said option under the intestate laws.

     (c) The Committee in its sole discretion may shorten the period of exercise of any such stock option in the event that the Optionee takes any action which in the judgment of the Committee is not in the best interests of the Company and its Subsidiaries.

SECTION 7. Transferability; Beneficiaries; Etc. Each stock option shall be nontransferable by the Optionee except by last will and testament or the laws of descent and distribution and is exercisable during the Optionee's lifetime only by the Optionee or a legal representative. Notwithstanding the foregoing and the preceding Section 6, at the discretion of the Committee,
  (a) some or all Optionees may be permitted to transfer some or all of their options to one or more immediate family members, and/or
  (b) some or all Optionees may be permitted to designate one or more beneficiaries to receive some or all of their Awards and stock appreciation rights in the event of death prior to exercise thereof, in which event a permitted beneficiary or beneficiaries shall then have the right to exercise or receive payment for each affected Award or stock appreciation right in accordance with its other terms and conditions.

SECTION 8. Employment Obligation. In consideration for the granting of each stock option, except options delivered under
Section 11 of this Article III, the Optionee shall agree to remain in the employment of the Company or one or more of its Subsidiaries, at the pleasure of the Company or such Subsidiary, for a continuous period of at least one year after the date of grant of such stock option or until retirement, on a date which is at least six months after the date of such grant, under any retirement plan of the Company or a Subsidiary, whichever may be earlier, at the salary rate in effect on the grant date or at such changed rate as may be fixed from time to time by the Company or such Subsidiary. At the discretion of the Committee, this obligation may be deemed to have been fulfilled under specified circumstances, such as if the Optionee enters government service.

SECTION 9. Date Option Granted. For the purposes of the Plan, a stock option shall be considered as having been granted on the date on which the Committee authorized the grant of such stock option, except where the Committee has designated a later date, in which event such designated date shall constitute the date of grant of such stock option, provided, however, that in either case notice of the grant of the option shall be given to the Employee within a reasonable time.

SECTION 10. Alternative Settlement Methods. Where local law may interfere with the normal exercise of an option, the Committee in its discretion may approve stock appreciation rights or other alternative methods of settlement for stock options.

SECTION 11. Reload Stock Options. The Committee shall have the authority to specify, either at the time of grant of a stock option or at a later date, that upon exercise of all or a portion of that stock option (except an option referred to in the next section, Section 12) a reload stock option shall be granted under specified conditions. A reload stock option may entitle the Optionee to purchase shares (i) which are covered by the exercised option or portion thereof at the time of exercise of such option or portion but are not issued upon such exercise, or
(ii) whose value (on the date of grant) equals the purchase price of the exercised option or portion thereof and any related tax withholdings. The exercise price of the reload stock option shall be the Fair Market Value at the time of grant, determined in accordance with Section 2 of this Article III. The duration of a reload stock option shall not extend beyond the expiration date of the option it replaces. The specific terms and conditions applicable for reload stock options shall be determined by the Committee and shall be set forth in rules adopted by the Committee and/or in agreements or other documentation evidencing reload stock options.

SECTION 12. Dividend Equivalents. Stock options delivered in payment of contingent awards of performance shares (effective January 1993, these types of awards are no longer granted) may provide the Optionee with dividend equivalents payable in cash, shares, additional discount options or other consideration prior to exercise.


                           ARTICLE IV
                          COMPANY STOCK

SECTION 1. Number of Shares. The shares of Company Stock that may be issued under the Plan, out of authorized but heretofore unissued Company Stock, or out of Company Stock held as treasury stock, or partly out of each, shall not exceed 8.6 million shares plus an additional number of share equal to the number of shares which at January 1, 1997 were reserved for issuance under the Plan as then in effect. Except as otherwise determined by the Committee, the number of shares of Company Stock so reserved shall be reduced by the number of shares issued upon an Option exercise, less (i) the shares, if any, used to pay withholding taxes and/or (ii) the shares, if any, delivered by the Optionee in full or partial payment of the option purchase price. Unless the Committee otherwise determines, shares not purchased under any option granted under the Plan which are no longer available for purchase thereunder by virtue of the total or partial expiration, termination or voluntary surrender of the option and which were not issued upon exercise of a related stock appreciation right and shares referred to in clauses (i) or (ii) of the preceding sentence shall continue to be otherwise available for the purposes of the Plan. Payments for Awards in cash shall reduce the number of shares available for issuance by such number of shares as has a Fair Market Value at the time of such payment equal to such cash.

SECTION 2.  Adjustments in Stock.

     (a) Stock Dividends. If a dividend shall be declared upon Company Stock payable in shares of said stock, (i) the number of shares of Company Stock subject to outstanding Awards and (ii) the number of shares reserved for issuance pursuant to the Plan shall be adjusted by adding to each such share the number of shares which would be distributable thereon if such share had been outstanding on the date fixed for determining the shareholders entitled to receive such stock dividend.

     (b) Reorganization, Etc. In the event that the outstanding shares of Company Stock shall be changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, whether through reorganization, recapitalization, stock split-up, combination of shares, merger or consolidation, or otherwise, then there shall be substituted for each share of Company Stock subject to outstanding Awards and for each share of Company Stock reserved for issuance pursuant to the Plan, the number and kind of shares of stock or other securities which would have been substituted therefor if such share had been outstanding on the date fixed for determining the shareholders entitled to receive such substituted stock or other securities.

     (c) Other Changes in Stock. In the event there shall be any change, other than as specified in subsections (a) and (b) of this Section 2, in the number or kind of outstanding shares of Company Stock or of any stock or other securities into which such Company Stock shall be changed or for which it shall have been exchanged, then and if the Committee shall at its discretion determine that such change equitably requires an adjustment in the number or kind of shares subject to outstanding Awards or which have been reserved for issuance pursuant to the Plan, such adjustments shall be made by the Committee and shall be effective and binding for all purposes of the Plan and each outstanding stock option and other Award.

     (d) General Adjustment Rules. No adjustment or substitution provided for in this Section 2 shall require the Company to sell or deliver a fractional share under any stock option or other Award and the total substitution or adjustment with respect to each Award shall be handled in the discretion of the Committee either by deleting any fractional shares or by appropriate rounding up to the next whole share. In the case of any such substitution or adjustment, the option price per share for each stock option shall be equitably adjusted by the Committee to reflect the greater or lesser number of shares of stock or other securities into which the stock subject to the option may have been changed.


                            ARTICLE V
                         GENERAL MATTERS

SECTION 1. Administration. The Plan shall be administered by a Committee of not less than three Directors appointed by the Board, none of whom shall have been eligible to receive an Award under the Plan within the twelve months preceding their appointment.

SECTION 2. Authority of Committee. Subject to the provisions of the Plan, the Committee shall have full and final authority to determine the Employees to whom Awards shall be granted, the type of Awards to be granted, the number of shares to be included in each Award, and the other terms and conditions of the Awards. Nothing contained in this Plan shall be construed to give any Employee the right to be granted an Award or, if granted, to any terms and conditions therein except such as may be authorized by the Committee. The Committee is empowered, in its discretion, to
(i) modify, amend, extend or renew any Award theretofore granted, subject to the limitations set forth in Article III and with the proviso that no modification or amendment shall impair without the Optionees' consent any option theretofore granted under the Plan, (ii) adopt such rules and regulations and take such other action as it shall deem necessary or proper for the administration of the Plan and (iii) delegate any or all of its authority (including the authority to select eligible employees and to grant stock options) to one or more senior officers of the Company, except with respect to Awards for officers or any performance share awards, and except in the event that any such delegation would cause this Plan not to comply with Securities and Exchange Commission Rule 16b-3 (or any successor rule). The Committee shall have full power and authority to construe, interpret and administer the Plan, and the decisions of the Committee shall be final and binding upon all parties.

SECTION 3. Withholding. The Company or any Subsidiary shall have the right to deduct from all amounts paid in cash under this Plan any taxes required by law to be withheld therefrom. In the case of payments of Awards in the form of Company Stock, at the Committee's discretion, (a) the Optionee may be required to pay over the amount of any withholding taxes, (b) the Optionee may be permitted to deliver to the Company the number of shares of Company Stock whose Fair Market Value is equal to or less than the withholding taxes due or (c) the Company may retain the number of shares calculated under (b) above.

SECTION 4. Nonalienation. No Award shall be assignable or transferable, except by will or the laws of descent and distribution, and except that in its discretion the Committee may authorize exercise by or payment to a beneficiary designated by an Optionee. No right or interest of any Optionee in any Award shall be subject to any lien, obligation or liability.

SECTION 5. General Restriction. Each Award shall be subject to the requirement that if at any time the Board or the Committee shall determine in its discretion that the listing, registration or qualification of shares upon any securities exchange or under any state or Federal law, rule, regulation or decision, or the consent or approval of any government regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issue, purchase or delivery of shares or payment thereunder, such Award may not be exercised in whole or in part and no payment therefor shall be delivered unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board or Committee.

SECTION 6. Effective Date and Duration of Plan. The Plan initially became effective May 1, 1965. The Plan as amended herein shall become effective January 1, 1997. No Awards shall be granted under the Plan after January 1, 2002 although shares thereafter may be delivered in payment of Awards granted prior thereto.

SECTION 7. Amendments. The Board may from time to time amend, modify, suspend or terminate the Plan, provided, however, that no such action shall (a) impair without an Optionee's consent any option theretofore granted under the Plan or deprive any Awardee of any shares of Company Stock which that person may have acquired through or as a result of the Plan or (b) be made without the approval of the shareholders of the Company where such change would materially increase the benefits accruing to Optionees, materially increase the maximum number of shares which may be issued under the Plan or materially modify the Plan's eligibility requirements.

SECTION 8. Construction. The Plan shall be interpreted and administered under the laws of the Commonwealth of Pennsylvania without application of its rules on conflict of laws.

                           ARTICLE VI
                [DELETED, Effective January 1997]